Exhibit 10.37

This USPS Electronic Postmark License Agreement (the “Agreement” or “License Agreement”) is entered into by and between Authentidate Holding Corp., a corporation organized under the laws of the State of Delaware, with an address at 300 Connell Drive, Fifth Floor, Berkeley Heights, NJ 07922 (hereinafter “Authentidate”) and the United States Postal Service, an independent establishment of the executive branch of the Government of the United States of America, 39 U.S.C. § 201, headquartered at 475 L’Enfant Plaza, S.W., Washington, DC 20260, (hereinafter referred to as “USPS” or the “Postal Service”), effective as of August 1, 2007(“Effective Date”).

Introduction

The United States Postal Service owns certain intellectual property relating to the provision of electronic content integrity and time and date stamp services. This License Agreement concerns the non-exclusive grant of rights from the Postal Service to Authentidate to utilize this intellectual property according to the terms set forth herein.

1. DEFINITIONS

1.1.	“Application Developer (Sub)license Provisions” means

1.1.1.	the (sub)licensing provisions set forth in Exhibit D to be included in any agreement Authentidate enters into with a commercial entity for the purpose of providing individuals and/or other entities with the ability to indirectly access the EPM Service via software applications and/or services;

1.1.2.	provided, however, that it is not a requirement that Authentidate execute such license agreement by physically signing a written document, but instead may be bound to it by the licensee’s action of, for example, clicking on a “click-on license”; and

1.1.3.	it is understood that Authentidate may act in the capacity of an application developer; provided that Authentidate agrees to be bound by the terms of such Application Developer (Sub)license Provisions without the need to execute an agreement.

1.2.	“Applied EPM” means an EPM that has been applied to an electronic file by an End User pursuant to use of the EPM Service.

1.3.	“Approval Process” means the process set forth in Section 6.5 below.

1.4.	“Confidential Information”

1.4.1.	means all non-public information of a Party, including without limitation, information relating to the EPM Service and its use, modification, development, methodology, strategy, equipment, specifications, engineering, licensing, sales, revenues, financial or other business information, and assessment of the EPM Service as well as any information marked “restricted” or “confidential” and,

1.4.2.	does not include information that either Party can establish (a) was in its possession before receipt from the disclosing Party; (b) is or becomes generally known to the public through no fault of the receiving Party; (c) is received in good faith by the receiving Party from a third party that is not subject to an obligation of confidentiality owed to the disclosing Party; or (d) is independently developed by the receiving Party without reference to Confidential Information received hereunder.

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[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [****], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

1.5.	“Date of Application” means the date on which an EPM is applied to an electronic file by an End User pursuant to use of the EPM Service.

1.6.	“Electronic Postmark Service” or “EPM Service” means the provision of an electronic content integrity and time and date service (as more fully described in Exhibit B attached hereto and incorporated herein), which includes the use of rights in USPS IP identified in Exhibit A, including the USPS Marks, and is offered either in a customized set-up or in a publicly-available set-up to the market.

1.7.	“End Users” means individuals or entities who are able to directly access the EPM Service as provided by Authentidate (e.g., via client-side Plug-ins); or commercial entities (including Authentidate) that provide individuals or entities indirect access to the EPM Service via other software applications and services and who are properly licensed by Authentidate according to the terms of the Application Developer (Sub)license Provisions.

1.8.	“End User (Sub)license Provisions” means the (sub)licensing provisions set forth in Exhibit F to be included in any agreement Authentidate enters into with an End User prior to an End User being given access to the EPM Service, which agreement must include terms at least as protective of USPS’ rights as provided in this Agreement, provided, however, that it is not a requirement that Authentidate execute an agreement containing these provisions by physically signing a written document, but instead may be bound to it by the licensee’s action of, for example, clicking on a “click-on license.” It is understood that Authentidate may act in the capacity of an End User; provided that Authentidate agrees to be bound by the terms of the End User (Sub)license Provisions without the need to execute an agreement.

1.9.	“USPS Intellectual Property Rights” or “USPS IP” mean USPS’ intellectual property relating to the provision of the Electronic Postmark Service, as specifically defined in Exhibit A.

1.10.	“USPS Marks” or “USPS Trademarks” mean the trademarks Electronic Postmark, USPS Electronic Postmark, and such other trademarks as are identified in Exhibit A.

1.11.	USPS Trademark Guidelines” mean the guidelines for use of the USPS Trademarks set forth in Exhibit E.

2. RIGHTS GRANTED TO AUTHENTIDATE.

2.1.	Grant: Subject to the terms set forth herein, USPS grants Authentidate, under the USPS Intellectual Property Rights, a non-exclusive, worldwide, terminable license to make, use, offer for sale, sell, provide, advertise, promote, and market the Electronic Postmark Service using the USPS Trademarks to End Users in consideration for the Fees to be paid by Authentidate

2.2.	Scope:

2.2.1.	This Agreement covers an electronic content integrity and time and date stamping service as described in Exhibit B that falls within the scope of the USPS Intellectual Property Rights and that is used, provided, advertised, promoted, marketed, distributed, or sold using the USPS Marks identified in Exhibit A.

2.2.2.	Any modifications or alterations to or any improvements or enhancements to the Electronic Postmark Service requires the advanced written approval of the USPS, which approval shall not be unreasonably withheld or delayed.

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2.2.3.	Any advertising, promotion, marketing, distribution or sale of the Electronic Postmark Service not in accordance with Sections 2.1 or 2.2 without USPS approval risks violating USPS trademark rights, risks violating other USPS Intellectual Property Rights, and constitutes a breach of this License Agreement.

2.2.4.	Use of USPS trademarks in connection with any services or products other than the EPM Services is outside the scope of this License Agreement.

2.3.	USPS Trademarks: The right to use the USPS Trademarks is limited to use only by display on packaging or promotional material and customer-interface documentation for the EPM Service and in software applications for and electronic files processed by the EPM Service, provided that each use is always in the manner already approved by the USPS pursuant to Article 6.

2.4.	Sub-license: Within the scope of the Grant stated above, Authentidate may grant sub-licenses under the USPS IP and USPS Marks, provided such sub-licenses include Application Developer (Sub)license Provisions contained in Exhibit D to allow its sublicensees to develop and/or provide applications that incorporate the EPM. Authentidate agrees to enforce the Application Developer (Sub)license Provisions in sublicenses it executes to the full extent of the law.

3. DUTIES AND OBLIGATIONS OF AUTHENTIDATE

3.1.	Authentidate will present a complete EPM Service to prospective customers. A complete EPM Service consists of, at a minimum, the hardware, software, billing systems, transactions, management reports, archiving, updates, upgrades, and all activities supporting an EPM.

3.2.	Other IP Licenses: Authentidate acknowledges its responsibility to obtain any other intellectual property rights (licenses or ownership other than those detailed in Exhibit A) that may be required to offer Electronic Postmark Services and will reimburse the Postal Service for any costs and damages the Postal Service may incur as a result of Authentidate’s failure to honor this representation.

3.3.	No Authorization & Consent: Authentidate acknowledges the U.S. Postal Service has not exercised 28 USC 1498 with respect to any Intellectual Property that may concern this Agreement or that concerns its interactions with Authentidate.

3.4.	Backup Archive and Verification System: Within six (6) months from the Effective Date or later, if agreed to in writing by Authentidate and the USPS, Authentidate shall provide USPS with a fully operating backup archive and verification system having a capacity and meeting performance standards substantially the same as Authentidate’s primary archive and verification system. Subsequent to Authentidate providing the USPS with the backup archive and verification system, during the Term Authentidate shall promptly provide to the USPS all updates and upgrades that Authentidate implements in the primary archive and verification system.

3.5.	Authentidate shall maintain and make available to the USPS, quarterly and upon request, complete contact information (name, address, telephone number, email address, etc.) for all End Users, to the extent that such detailed End User data is available to Authentidate.

3.6.	Authentidate acknowledges the Postal Service’s need to protect its public image, reputation, goodwill, operations and revenues. Therefore, Authentidate shall not knowingly offer, sell, or facilitate Electronic Postmark Services to any entity that promotes a cause or product that is likely to bring the USPS, its officers, employees, or Board of Governors into public disrepute, scandal or ridicule, or that are derogatory or detrimental to the interests of USPS, or that harm its goodwill in any manner.

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3.7.	Authentidate acknowledges full responsibility for ensuring that End Users understand the USPS’ role in providing EPM Services and agrees to include as one of the End User (Sub)license Provisions to which each End User must be bound (whether through written agreement, “click-on,” “shrink-wrap,” or the like) in order to receive or use EPM Services, in addition to the provisions set forth in Exhibit F, the following:

“The Electronic Postmark (EPM) is a service offered by <<name of the EPM Service provider->> under a non-exclusive licensing agreement with the USPS. In this licensing agreement, USPS licenses <<name of the EPM Service provider >>and its licensees the right to provide EPM Services using certain trademarks and other intellectual property owned by the USPS. As the provider of the services, <<name of the EPM Service provider>> is solely responsible for the performance of the EPM Service offered and for providing the necessary customer support. <<name of the EPM Service provider>> is also solely responsible for serving as the verifier of any EPMs applied by its customers. The USPS will serve as a backup verifier of any EPM applied by a customer of <<name of the EPM Service provider>>. The USPS backup verification service for an EPM is assured for the life of the Applied EPM, but in no event for a period greater than seven years from the original Date of Application.”

3.8.	Authentidate acknowledges that as an EPM Service provider it will be solely responsible for product development, operation of its EPM Service in accordance with best industry standards and practices, marketing and sales, customer support, integration and interoperation of its EPM Service into other systems and other matters relating to its EPM Service, in accordance with Exhibit B.

3.9.	Authentidate will meet with the Postal Service on at least an annual basis to review Authentidate’s use of this License Agreement. Such meeting may also include other authorized licensees.

3.10.	Authentidate agrees that it will extend, without additional payment or compensation to the USPS, the expiration date of all unused USPS EPMs purchased (including those purchased by, or assigned to, Authentidate and the USPS) prior to August 1, 2007, to no later than December 31, 2008. Should Authentidate fail to comply with the provisions of Section 3.4, any unused EPMs purchased by or assigned to Authentidate prior to August 1, 2007 will expire upon such failure.

4. DUTIES AND OBLIGATION OF USPS

4.1.	In the event that Authentidate, due to extraordinary events, is unable to fulfill its responsibility of providing verification services for Applied EPMs in accordance with the terms of this Agreement, the USPS will provide support as a backup verifier for the EPM Service, consistent with the representation required as one of the End User (Sub)license Provisions to customers, as set forth in Section 3.7 above.

5. FEES

5.1.

Authentidate acknowledges that the USPS requires licensed vendors of Electronic Postmark Services to pay a quarterly licensing fee to offer USPS branded Electronic Postmark Services. The fee shall be [ * * * *] per calendar quarter for [ * * * * ] Applied EPMs in each calendar quarter (“EPM Threshold”), to be paid on the first day of the first month of each calendar quarter, and [ * * * * ] for each additional Applied EPM in any given calendar quarter, to be paid by the 25th day of the month immediately following the close of each calendar quarter (“Fees”). EPMs that were purchased by Authentidate, its End Users, or the Postal Service prior to the Effective Date that are applied after the

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Effective Date shall not be included within the calculation of Fees payable under this Agreement. The Fees and EPM Threshold shall be appropriately prorated for any period during which this Agreement is not effective for the entire calendar quarter.

5.2.	Should Authentidate fail to pay any amounts that become due under Section 5.1, Authentidate shall be charged interest daily at the annual rate of three percent (3%) over the current prime rate (Citibank’s or its predecessor’s rate as accurately published in the Wall Street Journal) or the maximum rate permitted by law, whichever is lower, on each unpaid amount that is not paid within thirty (30) calendar days from the first day payment becomes due. For payments made by check, the date of payment shall be the date of postmark of the envelope containing the check. For payments by electronic funds transfer, the date of payment shall be the date payment is received into the account of USPS.

5.3.	Payments for all Fees should be sent to:

USPS Licensing Programs
PO Box 7247-7087
Philadelphia, PA 19170-7087

Account Name:	USPS Licensing Programs
Routing Number:	021000089
Account Number:	40672311

5.4.	The USPS reserves the right to change the existing licensing fee structure (as described in Section 5.1 above) under the following conditions:

5.4.1.	if required by regulation or other legal action in accordance with Section 9.5. Any such change will provide for a ninety (90) day notice period, unless such change is required earlier pursuant to such regulation.

5.4.2.	if the USPS enters into an agreement with another company to participate in providing a USPS EPM. Any such change will provide for a ninety (90) day notice period; provided that any such change in the licensing fee structure shall be subject to Authentidate being offered a fee structure at least as beneficial to Authentidate as the lowest of the fee structures offered to such other companies.

5.4.3.	by mutual consent of the Parties.

5.5.	The Postal Service will not reimburse Authentidate for any refunds of any payments received by Authentidate for Electronic Postmark Services that Authentidate may chose to offer its customers.

6. INTELLECTUAL PROPERTY

6.1.	Ownership:

6.1.1.	USPS represents that it owns all right, title, and interest in the USPS Intellectual Property Rights.

6.1.2.	Nothing contained herein shall be deemed to convey any title or ownership interest therein to Authentidate. Authentidate receives only the non-exclusive rights expressly granted by this Agreement.

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6.2.	Trademark Use: Authentidate acknowledges that the USPS Trademarks are trademarks owned solely and exclusively by the USPS and agrees to use the USPS Trademarks only in the form and manner (with appropriate legends) prescribed by the USPS pursuant to the USPS Trademark Guidelines attached hereto as Exhibit E and approved by USPS. Other than as set forth in Section 6.6, Authentidate agrees not to use any other trademark or service mark in connection with any of the USPS Trademarks without prior written approval of USPS, which approval shall not be unreasonably withheld or delayed. Authentidate agrees to mark all advertising and other materials that include the USPS Trademarks with a legend indicating that the USPS Trademarks are the property of the USPS and that they are being used under license from the USPS, together with any other legends or markings that may be required by law. All use of the USPS Trademarks shall inure to the benefit of the USPS.

6.3.	Quality Control: To assure that the production, appearance, and quality of Authentidate’s services under the USPS Marks are consistent with the USPS’s reputation for high quality and with the goodwill associated with the USPS’s reputation and the USPS Marks, and to ensure the preservation of the USPS Marks and the USPS’s rights in them, Authentidate agrees to the following:

6.3.1.	EPM Services shall comply with all applicable USPS regulations, and all relevant Federal, state, and local laws, regulations, and ordinances.

6.3.2.	Authentidate will maintain technical performance, process and security standards for the EPM Service hardware and software infrastructure in accordance with USPS ISA process standards (or equivalent standards) as defined by the USPS. Such technical infrastructure will be consistent with any recurrent certification processes that may be required by the USPS.

6.4.	EPM Service branding: Authentidate agrees that any files processed using the EPM Service will include the USPS Marks which will be viewable when such file is displayed, to the extent that visual display of such file is possible. The location, selection, and appearance of the USPS Marks on such files will be subject to the USPS’ Trademark Guidelines.

6.5.	Approval Process: To ensure that the appearance of the USPS Marks is appropriate and proper and to facilitate the preservation of the Postal Service’s rights in USPS Marks, Authentidate agrees to the following:

6.5.1.	Authentidate agrees that it will not use the USPS Marks in a manner that is likely to be viewed as violent, sexually provocative, offensive, obscene, in violation of “hate crime” laws, or otherwise likely to shock or offend the community or in such a way as to bring the Postal Service, its officers, employees, or Board of Governors, or any other of its trademarks, service marks or logos into public disrepute, scandal or ridicule, or that derogates from the public image or reflects unfavorably or negatively upon them.

6.5.2.

Other than as set forth in Section 6.6, Authentidate shall not use or publicly display or distribute any material (hard copy or soft copy) displaying the USPS Marks (the “Material”) until after the Postal Service has reviewed and approved it in writing, which approval shall not be unreasonably withheld or delayed. Authentidate shall not depart from the approved Materials in any material respect without the Postal Service’s prior written approval, which approval shall not be unreasonably withheld or delayed. The Postal Service will make best efforts to inform Authentidate of its approval or disapproval in writing within ten (10) business days of any request from Authentidate. Failure to approve or disapprove within such ten (10) business day period shall always be deemed disapproval. After the ten (10) day period, Authentidate should

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immediately (if desired) resubmit its Material and/or telephone to request an explanation of the disapproval, but in no event will the lack of a response from the Postal Service ever be taken as approval.

6.5.3.	Authentidate acknowledges that any violation of this Section may result in irreparable harm to the Postal Service, and the Postal Service may be entitled to seek immediate, preliminary and permanent injunctive relief against the further violation of the Postal Service’s rights, in addition to all other remedies available to it.

6.5.4.	Authentidate shall abide by such other demands, changes, and instructions as issued from time to time as provided to Authentidate in writing by the USPS to maintain the quality of the USPS Marks.

6.6.	If Authentidate has already received explicit approval in writing from the USPS prior to the Effective Date for a specific use of a USPS Mark, then Authentidate may continue that use of that USPS Mark for at least one year from the Effective Date. After one year from the Effective Date USPS has the right to raise an objection to such use in writing and to require Authentidate to stop such use, which use shall cease no later than three months after such written objection.

6.7.	If Authentidate has already been using a USPS Mark in a specific manner—a specific context—since at least one year prior to the Effective Date without objection from the USPS, then Authentidate may continue that use of that USPS Mark for at least six months from the Effective Date. After six months from the Effective Date USPS has the right to raise an objection to such use in writing and require Authentidate to stop such use, which use shall cease no later than three months after such written objection.

7. REPORTS AND EXAMINATION OF RECORDS

7.1.	Reports:

7.1.1.

Throughout the duration of this Agreement, Authentidate shall submit to the USPS monthly usage reports, and a consolidated quarterly usage report with each quarterly payment of Fees for excess EPMs, if any, no later than the 25th day of the month immediately following the close of each calendar month or quarter as applicable. This report should exclude those USPS EPMs which were purchased prior to the Effective Date of this Agreement (as set forth in Section 3.9). The usage reports are to be in the format included in Exhibit C.

7.1.2.	For the period, starting one month after the Effective Date of this Agreement and ending on December 31, 2008 Authentidate shall also file monthly usage reports for all USPS EPMs purchased prior to the Effective Date of the Agreement (as set forth in Section 3.9).

7.2.	Examination of Records:

7.2.1.	Records. “Records” includes books, documents, accounting procedures and practices, and other data, regardless of type and regardless of whether such items are in written form, in the form of computer data, or in any other form that relate specifically to the EPM Services and EPM use.

7.2.2.	Examination. The USPS contracting officer or any authorized representative of the Postal Service, including the Postal Service Office of the Inspector General, will have the right to examine and audit the supporting records and materials, for the purposes of evaluating:

7.2.2.1.	compliance by Authentidate with its reporting requirements; and

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7.2.2.2.	the data reported.

7.2.3.	Availability: Authentidate must maintain and make available, upon request, the records, materials, and other evidence described in this clause, for examination, audit, or reproduction, until three (3) years after final payment under this Agreement or any longer period required by statute or other clauses in this Agreement. In addition Authentidate must make available records relating to appeals under the claims and disputes clause or to litigation or the settlement of claims arising under or related to this Agreement. Such records must be made available until such appeals, litigation or claims are finally resolved.

8. TERM

This Agreement shall remain in effect for a period of three (3) years from the Effective Date (“Term”). This Agreement may be renewed for additional consecutive one (1) year terms upon written agreement of each of the Parties, where each additional term shall begin immediately following the prior term.

9. TERMINATION

9.1.	Termination for Convenience: This Agreement may be terminated by either Party for convenience, including pursuant to Section 9.5, upon one hundred twenty (120) calendar days’ prior written notice at no cost to the parties other than the obligations that are deemed to survive.

9.2.	Termination as a Result of Change of Control or Ownership. This Agreement may be terminated by the Postal Service within twenty (20) calendar days from its receipt of notification from Authentidate pursuant to Section 11. Any termination pursuant to this Section 9.2 shall be effective upon the later of (i) ten (10) business days following written notice of termination from the USPS, or (ii) a date set by the USPS. Should the USPS fail to deliver notification of termination to Authentidate within twenty (20) calendar days from its receipt of notification from Authentidate pursuant to Section 11, the USPS’ right to terminate this Agreement pursuant to this Section 9.2 shall be waived.

9.3.	Termination by Mutual Consent: This Agreement may be terminated at any time by the mutual consent of the Parties.

9.4.	Termination for Breach: In the event of a material breach of this Agreement the Party alleging the breach must provide thirty (30) calendar days written notice of the breach. If the breach is not cured or the allegedly breaching Party is not diligently undertaking to cure the breach within thirty (30) calendar days following such written notice, the Party alleging the breach may terminate this Agreement upon thirty (30) calendar days written notice following the cure period.

9.5.	The Parties agree and acknowledge that this Agreement shall not be governed by the provisions of the USPS Supplying Practices and Principles or the Contract Disputes Act. In addition, the Parties waive any and all express or implied remedies, recourse or administrative procedures provided or created thereby. The Parties agree and acknowledge that this is a contractual agreement to pursue a business arrangement and does not constitute a procurement. This Agreement shall not in any way prohibit any Federal governmental authority, excluding the USPS, from taking or failing to take any action.

9.6.	In the event that:

9.6.1.	any branch, agency, or independent establishment of the United States Government takes or fails to take any action that would substantially impair the USPS from offering the services

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contemplated by this Agreement, such substantial impairment shall not deprive the Parties of any rights under this Agreement, including USPS’ rights of termination in accordance with Article 9;

9.6.2.	the USPS is required by any other branch, agency or independent establishment of the United States Government to terminate or fail to perform its obligations under this Agreement within a period of fewer than thirty (30) calendar days, the USPS may give a notice of termination pursuant to Section 9.1, which notice (notwithstanding Section 9.1 hereof) shall be effective immediately or at such other time as specified therein by the USPS;

9.6.3.	either Party is enjoined from proceeding with this Agreement by a court of competent jurisdiction, such Party may give a notice of termination pursuant to Section 9.1 hereof, which notice (notwithstanding Section 9.1 hereof) shall be effective immediately or at such other time as specified therein by such Party; and

9.6.4.	a notice of termination is given pursuant to either of the two preceding paragraphs; the provisions of Section 9.1 shall apply as if such notice had been given pursuant to such Section.

9.7.	Effect of Termination: Upon termination of this Agreement for any reason, Authentidate shall:

9.7.1.	immediately cease use of any and all USPS Marks;

9.7.2.	immediately cease use of any and all inventions covered by USPS patents;

9.7.3.	ensure that the USPS has the back-up archive and verification system (referenced in 3.3) fully operational

9.7.4.	remit all fees due to the USPS within thirty (30) calendar days of such termination.

10. SURVIVAL

Survival: The obligation of confidentiality set forth in this Agreement shall remain in effect notwithstanding any termination of this Agreement. In addition, the following provisions of this Agreement shall survive the termination of this Agreement: Sections 5, 7, 9.5, 9.7, 10, 12, 13, 14 and 15.

11. ASSIGNMENT

This Agreement and the rights granted hereunder are not assignable by Authentidate or by operation of law to any other person, persons, firms, or corporations without the express written approval of USPS, which approval shall not be unreasonably withheld or delayed; provided that any assignment pursuant to a merger, acquisition, restructuring, change of control, sale of all or substantially all of the stock or assets of Authentidate to which this Agreement relates, or an assignment to an affiliate, parent or subsidiary of Authentidate shall be allowed and shall not require any approval or consent of the USPS. Authentidate is required to provide written notice to the Postal Service ten (10) calendar days prior to a merger, acquisition, restructuring, change of control, sale of all or substantially all of the stock or assets of Authentidate to which this Agreement relates, or an assignment to an affiliate, parent or subsidiary of Authentidate. Any information provided by Authentidate pursuant to this Section 11 shall be deemed Confidential Information of Authentidate. Any assignment that is not allowed hereunder, and that is undertaken without USPS approval, shall be void.

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12. APPLICABLE LAW, ARBITRATION AND LEGAL COMPLIANCE

12.1.	Applicable Law: This Agreement shall be interpreted in accordance with the federal laws of the United States; provided that should federal law not apply, this Agreement shall be interpreted in accordance with the laws of the state of New York without giving effect to its choice of law provisions.

12.2.	Dispute Resolution Mechanism: If a dispute arises out of or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through direct discussions, the Parties agree first to endeavor to settle the dispute in an amicable manner by negotiation between the parties. If the dispute cannot be settled at that level within thirty (30) calendar days of the start of such negotiations, then the Parties may by mutual agreement, conduct a non-binding mediation proceeding under such rules and procedures as they may agree upon. Thereafter, any unresolved controversy or claims arising out of or relating to the Agreement, or the breach thereof, may be brought by a Party in the appropriate judicial forum as further defined herein.

12.3.	Consent to Jurisdiction: With respect to any suit, action or other proceedings relating to the Agreement that has not been resolved by negotiation or mediation (collectively “Proceedings”), the Parties each irrevocably submits to the exclusive personal jurisdiction of the United States District Court for the District of Columbia and waive any objection that it may have at any time to the laying of venue of any Proceedings brought in such court, waive any claims that such Proceedings have been brought in an inconvenient forum and further waive the right to object, with respect to such Proceedings, that such court does not have personal jurisdiction over such Party.

12.4.	Choice of Law: This Agreement shall be governed by and construed in accordance with the federal law of the United States; provided that should federal law not apply, this Agreement shall be interpreted in accordance with the laws of the state of New York.

13. NONDISCLOSURE AND PRIVACY

13.1.	Protection and Use of Confidential Information

13.1.1.	Acknowledgment: Each Party acknowledges that the Confidential Information disclosed hereunder by the disclosing Party constitutes trade secrets and copyrighted work product that are owned solely and exclusively by the disclosing Party or its licensors.

13.1.2.	Limited Use: Each Party authorizes the other Party to use its Confidential Information solely for the limited purposes authorized by this Agreement.

13.1.3.	Protection: Each Party hereby agrees to take all steps reasonably necessary to maintain and protect the Confidential Information of the other Party in the strictest confidence for the benefit of the other Party. In addition, each Party shall comply with all specific terms of this Agreement regarding its handling and use of the Confidential Information of the other Party.

13.1.4.

Disclosure: Each Party will not at any time, without the express written permission of the disclosing Party, disclose the Confidential Information of the disclosing Party or any product containing same directly or indirectly to any third person, except for its employees and agents who have expressly agreed in writing to be bound by confidentiality obligations at least as restrictive as the terms of this Agreement. Each Party shall at all times remain primarily liable for the conduct of its employees and agents.

13.1.5.	Term of Obligation: Each Party’s obligations with respect to the Confidential Information shall survive termination of this Agreement for three (3) years.

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13.2.	Applicability

13.2.1.	Each Party’s duties under this Agreement shall apply to Confidential Information that is disclosed to it by employees, agents, consultants, affiliated persons, affiliated companies, or any other representatives of the other Party prior to termination of this Agreement.

13.2.2.	Each Party’s duties respecting the other Party’s Confidential Information shall apply to Confidential Information disclosed in writing, orally, in the form of tangible property, electronically or otherwise, to it by any means, format, or medium. Failure to include a confidentiality notice on any materials disclosed to a Party shall not give rise to an inference that the Confidential Information disclosed is not confidential; provided that if tangible, it is marked as confidential and if not tangible, the confidential nature of the information is confirmed in writing to the other Party within thirty (30) days of such disclosure, or if the information by its nature would be understood to be confidential.

13.3.	Judicially Required Disclosure: In the event that a Party is required by judicial or administrative process to disclose Confidential Information, such Party shall promptly notify the disclosing Party and allow the disclosing Party a reasonable time to oppose such process before making such disclosure.

13.4.	Privacy: As a condition of the authority granted hereunder, Authentidate must adhere to: (1) the Postal Service’s privacy policies, and (2) any privacy policy that Authentidate publishes to the extent that privacy policy imposes additional or more stringent requirements on Authentidate than applicable law, regulation, or Postal Service policies.

14. INDEMNIFICATION AND LIABILITY

14.1.	Authentidate will indemnify the USPS against any third party claims for damages or losses that arise as a result of Authentidate’s provisioning of the Electronic Postmark Service in such a way as to cause infringement of third party intellectual property rights, which infringement would not otherwise have occurred absent such activities of Authentidate.

14.2.	Neither Party shall be liable to the other Party by reason of any termination, expiration, or non-renewal of this Agreement for loss of prospective profits or anticipated sales of licenses, or for expenditures, investments, leases, property improvements, or commitments made in connection with or reliance upon this Agreement.

14.3.	Insurance. Authentidate shall at its own expense, during the entire term of this Agreement, keep in full force and effect, policies of insurance meeting or exceeding the following specifications which shall cover all of the EPM Service:

General Liability insurance in a minimum amount of [ * * * * ] and an Excess Liability policy (umbrella form) with a minimum [ * * * * ] per occurrence limit.

Errors or Omissions Liability insurance in a minimum amount of [ * * * * ] and an Excess Liability policy form with a [ * * * * ] per occurrence limit. Cyberliability insurance in an amount of [ * * * * ] per year with a [ * * * * ] per occurrence limit. The parties may change these limits by mutual consent.

Authentidate will provide the USPS with a Certificate of Insurance within thirty (30) days of the Effective Date of this Agreement. All Certificates of Insurance shall provide for a thirty (30) day cancellation notice from the insurance carrier. Authentidate shall immediately notify the USPS of any cancellation notice by the insurance carrier

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14.4.	Damages. In the event any Party asserts any claim against any other Party, or its employees, affiliates, successors and/or assigns, for breach of this Agreement or otherwise relating to this Agreement or the subject matter hereof or the performance of the Parties’ obligations hereunder, the amount of monetary damages that any such Party may claim and receive shall be limited as follows: in the case of a claim asserted against the USPS, the monetary damages shall be limited to an amount equal to the lesser of (i) the aggregate amount that the USPS has received or is entitled to receive pursuant to Section 5 from August 1, 2007 through and including the date the claim arises, or (ii) [ * * * * ], and, in the case of a claim asserted against Authentidate, monetary damages shall be limited to an amount equal to the lesser of (i) the aggregate amount Authentidate has received or is entitled to receive from the sales of USPS EPM from August 1, 2007 through and including the date the claim arises, or (ii) [ * * * * ] (in each case, the “Maximum Damages”). Nothing in this Agreement shall be construed as an acknowledgment or concession as to the validity of any such claim or the entitlement of any Party to any amount of damages. In no event shall any Party be liable under this Agreement under any theory of tort, contract, strict liability or other legal or equitable theory for any lost profits or exemplary, punitive, special, incidental, indirect, moral or consequential damages asserted on behalf of any person whether or not a Party to this Agreement, each of which claims is hereby excluded by agreement of the Parties.

15. MISCELLANEOUS

15.1.	Notices: All notices or other communications required or desired to be sent to either Party shall be in writing and sent by Registered Mail or Certified Mail, postage prepaid, Return Receipt requested, by Express Mail or by facsimile to the address specified below. Either Party may change such address by notice in writing to the other Party.

To USPS:	United States Postal Service
Postal Technology Management
475 L’Enfant Plaza NB 4200
Washington, D.C. 20260-2118
Attn: Dan Lord
Phone: 202-268-4281
Fax: 202-268-4283

To Licensee:	Authentidate Holding Corp.
300 Connell Drive, Fifth Floor
Berkeley Heights, NJ 07922
Attn: Chief Executive Officer
Phone: 908-787-1700
Fax: 908-934-9215

15.2.	Force Majeure: Neither Party shall be responsible for delays or failure of performance resulting from acts beyond the reasonable control of such Party. Such acts shall include, but not be limited to, acts of God, strikes, walkouts, riots, acts of war, terrorism, epidemics, failure of suppliers to perform, governmental regulations, power failures, earthquakes, or other disasters.

15.3.	Headings: The titles and headings of the various articles and sections in this Agreement are intended solely for reference and are not intended for any other purpose whatsoever or to explain, modify, or place any construction on any of the provisions of this Agreement.

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15.4.	All Amendments in Writing: No supplement, modification, or amendment of this Agreement shall be binding, unless executed in writing by a duly authorized representative of each Party to this Agreement.

15.5.	Entire Agreement: The Parties have read this Agreement and agree to be bound by its terms, and further agree that it constitutes the complete and entire agreement of the parties and supersedes all previous communications, oral or written, between them relating to this Agreement and to the subject matter hereof. No representations or statements of any kind made by either Party that are not expressly stated herein shall be binding on such Party.

Signed for on behalf of		Signed for on behalf of the
Authentidate Holding Corp.		United States Postal Service

/S/ SUREN PAI		NICHOLAS F. BARRANCA
Name	Suren Pai	Name	Nicholas F. Barranca
Title	Chief Executive Officer	Title	V.P. Product Development
Date	July 23, 2007	Date	July 26, 2007

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EXHIBIT A

USPS Intellectual Property Rights

(or “USPS IP”)

TRADEMARKS:

1.	ELECTRONIC POSTMARK® word mark

2.	EPM® word mark

3.	USPS ELECTRONIC POSTMARK® word mark

4.	USPS EPM™ word mark

5.	The Electronic Postmark logo

PATENTS:

The following patents and all other patents relating to EPMs and the EPM Service that are owned by or licensed to the USPS (with rights to sublicense).

PAT. NO.		Title
1	7,159,238	Enhanced browser application for service related to the transportation of a message

2	7,121,455	Systems and methods for electronic postmarking including ancillary data

3	6,928,270	Wireless communication system and method for deliveries

4	6,917,948	Systems and methods for providing electronic archiving

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EXHIBIT B

ELECTRONIC POSTMARK CONTENT INTEGRITY

AND TIME AND DATE SERVICE DESCRIPTION

The EPM Service shall be a content integrity and time and date stamp service that incorporates the USPS IP identified in Exhibit A. The service shall use standard cryptographic techniques and auditable time stamps to provide trusted proof of the content of any digital file as of a specific point of time.

The EPM Service shall accept and store information describing electronic files for later non-repudiation. The electronic file, which shall remain at the customer location, is run through a cryptographic hash algorithm, and then time-stamped using a secure auditable time stamping master clock. The hash value, certificate and timestamp shall be stored in a database. After time-stamping, the customer shall be sent a receipt consisting of an electronic object that incorporates the EPM time stamp and hash code of the hashed file. Later, should the electronic file be the subject of a dispute involving questions as to whether changes have been made to the electronic file, the electronic file can be subject to a verification transaction in which the electronic file is re-hashed and compared with the original hash value and timestamp retrieved from the database. The EPM Service must comply with at least one of the following time stamping standards:

•	RFC 3161

•	X9.95

•	UPU S-43

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EXHIBIT C

USPS—Authentidate (Monthly Report)

United States Postal Service

Monthly Electronic Postage Mark (EPM)

From Authentidate Holding

Run Date: November 1, 2007	(October 1, 2007—October 31, 2007)

Industry	Customer Account	EPM Usage

Industry 1	Customer 1

Customer 2

Customer 3

Customer 4

Customer 5

Customer 6

Subtotal Industry 1

Industry 2	Customer 1

Customer 2

Customer 3

Customer 4

Customer 5

Customer 6

Subtotal Industry 2

Grand Total Monthly FY 2008

Note: Individual customer account numbers are to be specifically identified in this report.

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EXHIBIT D

“Application Developer (Sub)license Provisions”

In practice, a different term may be substituted

for “(Sub)license” or “Sublicensee”

A. DEFINITIONS

1)	“Approval Process” means the Approval Process set forth in the section entitled Intellectual Property.

2)	“Electronic Postmark Service” or “EPM Service” means the electronic content integrity and time and date stamp service provided by Authentidate under license from the USPS to provide USPS EPMs.

3)	“Licensed Rights” means USPS Intellectual Property Rights (defined below) and USPS Marks (aka “USPS Trademarks”) (defined below).

4)	“Software Developer’s Kit” or “SDK” means a software application that is provided by Authentidate to Sublicensee for the purpose of developing software applications and services that incorporate the EPM Service.

5)	“USPS Intellectual Property Rights” or “USPS IP” mean the rights that Authentidate has licensed from the United States Postal Service relating to the provision of the Electronic Postmark Service, as specifically defined in Exhibit A.

6)	“USPS Marks” or “USPS Trademarks” mean the trademarks Electronic Postmark, USPS Electronic Postmark, and such other trademarks as are identified in Exhibit A.

B. RIGHTS GRANTED TO SUBLICENSEE.

1)	Grant: Subject to the terms of this Agreement, Authentidate grants Sublicensee, under the Licensed Rights, a non-exclusive, worldwide, terminable license to develop and/or provide software applications and services that incorporate the EPM Service and to use, provide, advertise, promote, and market the Electronic Postmark Service using the USPS Trademarks to End Users in consideration for the Fees to be paid to Authentidate.

2)	Scope:

a)	This Grant covers an electronic content integrity and time and date stamping service as described in Exhibit B.

b)	Any modifications or alterations to or any improvements or enhancements to the Electronic Postmark Service requires the advanced written approval of Authentidate.

c)	Sublicensee shall not modify or alter or attempt to improve or enhance the Electronic Postmark Service.

d)	Any advertising, promotion, marketing, distribution or sale of the Electronic Postmark Service not in accordance with Section D will be in violation of USPS trademark rights, risks violating other USPS Intellectual Property Rights, and constitutes a breach of this Grant.

e)	Use of USPS Trademarks in connection with any services or products other than the EPM Services is outside the scope of this Grant.

3)	USPS Trademarks: The right to use the USPS Trademarks is limited to use only by display on packaging or promotional material and customer-interface documentation for the EPM Service and in

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software applications for and electronic files processed by the EPM Service, provided that each use is always in the manner already approved by the USPS pursuant to Section D.

C. DUTIES AND OBLIGATIONS OF SUBLICENSEE

1)	If a Sublicensee wishes to provide access to the EPM Service to others, then the Sublicensee will make all necessary preparations to do so and submit all uses of USPS Trademarks for approval to the USPS and not begin providing access until after approval is received from the USPS.

2)	Sublicensee acknowledges the Postal Service’s need to protect its public image, reputation, goodwill, operations and revenues. Therefore, Sublicensee shall not knowingly offer, sell, or facilitate Electronic Postmark Services to any entity that promotes a cause or product that is likely to bring the USPS, its officers, employees, or Board of Governors into public disrepute, scandal or ridicule, or that are derogatory or detrimental to the interests of USPS, or that harm its goodwill in any manner.

D. INTELLECTUAL PROPERTY

1)	Trademark Use: Sublicensee acknowledges that the USPS Trademarks are trademarks owned solely and exclusively by the USPS and agrees to use the USPS Trademarks only in the form and manner (with appropriate legends) prescribed by the USPS and approved by USPS. Sublicensee agrees not to use any other trademark or service mark in connection with any of the USPS Trademarks without prior written approval of USPS, which approval shall not be unreasonably withheld or delayed. Sublicensee agrees to mark all advertising and other materials that include the USPS Trademarks with a legend indicating that the USPS Trademarks are the property of the USPS and that they are being used under license from the USPS, together with any other legends or markings that may be required by law. All use of the USPS Trademarks shall inure to the benefit of the USPS.

2)	Quality Control: To assure that the production, appearance, and quality of services under the USPS Marks are consistent with the USPS’s reputation for high quality and with the goodwill associated with the USPS Marks, and to ensure the preservation of the USPS Marks and the rights associated with them, Sublicensee agrees to take no steps to negatively affect:

a)	EPM Services’ compliance with all applicable USPS regulations, and all relevant Federal, state, and local laws, regulations, and ordinances.

b)	Maintaining of the technical performance, process and security standards for the EPM Service hardware and software infrastructure in accordance with USPS ISA process standards (or equivalent standards) as defined by the USPS.

3)	Approval Process: To ensure that the appearance of the USPS Marks is appropriate and proper and to facilitate the preservation of the Postal Service’s rights in USPS Marks, Sublicensee agrees to the following:

a)	Sublicensee agrees that it will not use the USPS Marks in a manner that is likely to be viewed as violent, sexually provocative, offensive, obscene, in violation of “hate crime” laws, or otherwise likely to shock or offend the community or in such a way as to bring the Postal Service, its officers, employees, or Board of Governors, or any other of its trademarks, service marks or logos into public disrepute, scandal or ridicule, or that derogates from the public image or reflects unfavorably or negatively upon them.

b)	Sublicensee shall not use or publicly display or distribute any material (hard copy or soft copy) displaying the USPS Marks (the “Material”) unless the Postal Service has reviewed and

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approved that use of the USPS Marks in writing, which approval shall not be unreasonably withheld or delayed. Sublicensee shall not depart from the approved Materials in any material respect without the Postal Service’s prior written approval, which approval shall not be unreasonably withheld or delayed. The Postal Service will make best efforts to inform Sublicensee of its approval or disapproval in writing within ten (10) business days of any request from Sublicensee. Failure to approve or disapprove within such ten (10) business day period shall always be deemed disapproval. After the ten (10) day period, Sublicensee should immediately (if desired) resubmit its Material and/or telephone to request an explanation of the disapproval, but in no event will the lack of a response from the Postal Service ever be taken as approval.

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EXHIBIT E

Standard USPS Trademark Guidelines

A. TRADEMARK USE GUIDELINES

These guidelines shall apply to each of the USPS Marks. This is illustrated below with respect to the EPM® trademark.

1.	Use as an adjective and not a noun. Always use the EPM® trademark as an adjective immediately before a noun.

Correct:	Use of the EPM® service provides . . . . .
Incorrect:	Use of EPM® provides . . . . .

2.	Do not use in the plural or the possessive. The EPM® mark is not a noun, and should not be used in the plural.

Correct:	All types of electronic messaging can be processed by the EPM® service.
Incorrect:	EPM® can be processed.

The EPM® mark should not be used in the possessive.

Correct:	The EPM® service’s benefit is . . . . .
Incorrect:	EPM’s® benefit is . . . . .

3.	Trademark Attribution.

Notice of the EPM® mark’s status as a federally registered mark must always accompany the mark. This notice is provided by tagging the mark’s upper right-hand shoulder with the registration symbol “®” with no space between the mark and the symbol. In the absence of a “®” symbol, a parenthetical notation, such as (R), is acceptable. With respect to USPS Marks that are not federally registered, the symbol ™ for trademarks should be used in place of the ® symbol.

4.	Trademark Legends.

Authentidate shall use the following legend at least once in each publication or other document referencing the EPM® trademark: “EPM® is a trademark of the United States Postal Service and is used with permission.”

The legend must be legible, reasonably prominent, easily readable, and positioned in a place typical for legal notices, for example, on the back of the title page or at the bottom of one of the first several pages or at the end of the document or elsewhere with Authentidate’s own legal notices.

B. ADDITIONAL TRADEMARK AND COPYRIGHT GUIDELINES

1)	Except as stipulated by this Agreement, use, reproduction, copying, or redistribution of the other Party’s trademarks, copyrighted materials, and/or logos is strictly prohibited without written permission from the Party owning or controlling such trademarks, copyrighted materials and/or logos.

2)	Neither Party shall use the other Party’s copyrighted material, trademarks, or logos in the following ways:

(a)	in a product name or publication title not owned, controlled or approved by the Party with rights to the copyrighted material, trademarks or logos used;

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(b)	in, as, or as part of each Party’s own trademarks;

(c)	to identify products or services not owned, controlled or approved by the other Party;

(d)	in a manner likely to cause confusion; and

(e)	in a manner that disparages the other Party.

3)	Each Party’s trademarks may not be used in any manner that expresses or might imply the other Party’s affiliation, sponsorship, endorsement, certification, or approval, other than as contemplated by this Agreement.

4)	Neither Party shall use the other Party’s trademarks in association with any third party trademarks in a manner that might suggest co-branding with the third party or is otherwise likely to create confusion as to the source, sponsorship or ownership of either Party’s trademarks, other than as contemplated by this Agreement.

5)	Neither Party’s trademarks may be incorporated into or used as part of any trade name, business name, domain name, product or service name, logo, trade dress, design, slogan, or other trademark not owned, controlled, or approved by the other Party. This restriction applies whether each Party’s trademark(s) are used alone or are combined with any other symbols, be they words, logos, icons, graphics, photos, slogans, numbers, or other design elements.

6)	Each Party may use the other Party’s logo only in the forms provided electronically or in hard copy by the owning or controlling Party of such logo. Such logos may not be altered in any manner, be it in proportion, color, movement, element, etc., or animated, morphed, or otherwise distorted in perspective or dimensional appearance. Any changes in size of a Party’s logo made by the other Party shall retain the full graphical integrity of the original image. Any use of the other Party’s images on a website shall be of low-resolution and not easily duplicated by other third parties from the Party’s website.

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EXHIBIT F

“End User (Sub)license Provisions”

In practice, different terms may be substituted

for “End User” and for “(Sub)license”

A. DEFINITIONS

1)	“Electronic Postmark Service” or “EPM Service” means the electronic content integrity and time and date stamping service provided by Authentidate under license from the USPS to provide USPS EPMs.

2)	“Licensed Rights” means USPS Intellectual Property Rights (defined below) and USPS Marks (aka “USPS Trademarks”) (defined below).

3)	“USPS Intellectual Property Rights” or “USPS IP” mean the rights that Authentidate has licensed from the United States Postal Service relating to the provision of the Electronic Postmark Service, as specifically defined in Exhibit A.

4)	“USPS Marks” or “USPS Trademarks” mean the trademarks Electronic Postmark, USPS Electronic Postmark, and such other trademarks as are identified in Exhibit A.

B. RIGHTS GRANTED TO END USER.

1)	Grant: Subject to the terms of this Agreement, Authentidate grants End User, under the Licensed Rights, a non-exclusive, worldwide, terminable license only to use the EPM Service and a non-exclusive, worldwide, terminable limited license to use the USPS Trademarks only as provided by the EPM Service as provided to it by Authentidate or its designee for the purpose for which it is provided, in consideration for the Fees.

2)	SCOPE:

a)	In any event, regardless of any statements in any provisions, End User shall have no rights any greater than those stated in the Section above entitled “Grant.” The following provisions clarify and may lessen, however, the Grant stated above.

b)	End User does not obtain a license or sublicense to use USPS Trademarks pursuant to this agreement for any purpose outside the scope of the EPM Service; Other than as part of the EPM Service, End User has no right to make any commercial use of the USPS Marks.

c)	It is understood and agreed that the USPS Marks will automatically be privately duplicated and displayed in and/or on electronic files in accordance with system requirements designed by Authentidate in the course of use of the EPM Service as provide by Authentidate.

d)	End User shall not modify or alter or attempt to improve or enhance the Electronic Postmark Service or any part thereof, including but not limited to the USPS Trademarks, and possesses no right to do so.

e)	Any use of the Electronic Postmark Service or the USPS Marks not in accordance with this Agreement risks violating USPS trademark rights, risks violating other USPS Intellectual Property Rights, and constitutes a breach of this Agreement.

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